Exhibit 99.1

BITCOIN SELF-MINER GRIID

INFRASTRUCTURE TO LIST ON THE

NYSE THROUGH MERGER WITH

ADIT EDTECH ACQUISITION CORP.

•

Griid Infrastructure LLC (“GRIID”) is a profitable, vertically integrated bitcoin self-mining company with three US-based facilities and planned mining capacity of 734 megawatts (MW) operational by 2023 with a power cost of less than $25/MWh.

•	GRIID anticipates fiscal year 2023 revenue of $1.6 billion.
•	The merger between GRIID and Adit EdTech Acquisition Corp. (“ADEX”) represents a pro forma combined company enterprise value of approximately $3.3 billion.
•	The $246 million of anticipated net transaction proceeds, assuming no redemptions, and an existing $525 million credit facility will be used to fund GRIID’s growth and accelerate scale.

CINCINNATI, OH AND NEW YORK, NY (November 30, 2021) – Griid Infrastructure LLC (together with GRIID Holdco (as defined below), “GRIID” or the “Company”), a vertically integrated, bitcoin self-mining company, and Adit EdTech Acquisition Corp. (“Adit EdTech”) (NYSE: ADEX, ADEX.U, and ADEX.WS), a special purpose acquisition company sponsored by an affiliate of Adit Ventures, LLC (“Adit”), announced today that they have entered into a definitive merger agreement under which Adit EdTech will acquire Griid Holdco LLC (“GRIID Holdco”), a newly formed holding company and parent of GRIID. Upon completion of the proposed transaction. the combined company is expected to operate under the name “GRIID Infrastructure Inc.” and be listed on the NYSE under the new ticker symbol “GRDI”.

Based in Cincinnati, Ohio, GRIID is a profitable, vertically integrated bitcoin self-mining company that owns and operates a growing portfolio of energy infrastructure and bitcoin mining facilities across the United States. GRIID supports the growth of carbon-free energy generation by procuring low-cost energy to build, manage, and operate its portfolio of vertically integrated bitcoin mining facilities. GRIID management reports that it has over 1,300 MW of power (under agreement, MOU or LOI), of which 734 MW will be operational by 2023, with a breakeven bitcoin production cost materially below its peers and a cost of scaled bitcoin production of under $6,225 per BTC.

Trey Kelly, CEO of GRIID, said, “We are building an American infrastructure company with the largest pipeline of committed, carbon-free power among public bitcoin miners at the lowest cost of scaled production. Our team has demonstrated a track record of successful execution over the past three years since starting the company, and we look forward to delivering expansion of capacity through this transaction.”

David Shrier, CEO of Adit EdTech, added, “Carbon-free mining is the future of bitcoin. GRIID’s combination of a large pipeline of low-cost, carbon-free power, distinctive access to next generation ASICs, and market-leading execution position them to generate attractive profitability and growth.”

Eric Munson, Adit’s founder and Managing Partner, said, “GRIID’s focus on utilizing next generation computing power for more efficient clean power utilization and grid management demonstrates the broader economic potential of green infrastructure.”

Key Transaction Terms

The proposed transaction values the combined company at an implied fully diluted pro forma enterprise value of approximately $3.3 billion, assuming no redemptions of shares of Adit EdTech by its public stockholders and approximately $125 million of debt outstanding as of the closing (which debt is drawn down under GRIID’s $525 million secured credit facility with Blockchain.com). The transaction is expected to provide approximately $246 million of cash at closing from Adit EdTech’s trust account, after payment of Adit EdTech’s transaction expenses and without giving effect to any redemptions by Adit EdTech public stockholders.

Assuming no redemptions, current GRIID equity holders will own approximately 90%, Adit EdTech public stockholders will own approximately 8% and Adit EdTech’s sponsor will own approximately 2% of the outstanding shares of voting stock of the combined company at closing, respectively. GRIID’s existing management team, led by President and CEO Trey Kelly, will continue to lead the business.

The proposed transaction has been unanimously approved by the board of directors of Adit EdTech and the board of managers of GRIID Holdco. The proposed transaction is expected to close in the first quarter of 2022, subject to customary closing conditions, including the receipt of regulatory approvals and approval of Adit EdTech’s stockholders.

Additional information about the proposed transaction, including a copy of the agreement, an investor presentation, and plan of merger, will be provided in a Current Report on Form 8-K to be filed by Adit EdTech today with the U.S. Securities and Exchange Commission (the “SEC”) and will be available at www.sec.gov.

Advisors

Wells Fargo Securities LLC, acted as the financial advisor to Adit EdTech for capital markets and M&A advisory services. Lincoln International LLC acted as financial advisor to Adit EdTech to provide a fairness opinion. Arthur D. Little LLC acted as advisor to Adit EdTech for technical and commercial due diligence. Edelstein & Company, LLP acted as advisor to Adit EdTech for accounting and tax due diligence and quality of earnings assessment. Evolve Security, LLC acted as cybersecurity advisor to Adit EdTech for external, internal and wireless security testing and assessment. Covington & Burling LLP acted as legal advisor to Adit EdTech.

Troutman Pepper Hamilton Sanders LLP acted as legal advisor to GRIID.

About GRIID

GRIID, an American infrastructure company, is a vertically integrated bitcoin self-mining company that owns and operates a growing portfolio of bitcoin mining facilities across the United States. Founded in 2018 and headquartered in Cincinnati, Ohio, GRIID has secured one of the largest and lowest-cost power pipelines in the industry with a focus on carbon-free generation partners. With its unique vertically integrated business model and power pipeline, GRIID is leading the global effort to support the Bitcoin network and carbon-free energy markets. To learn more, visit griid.com.

About Adit Ventures

Adit Ventures is an investment adviser whose principals have combined investment experience of over 150 years and a track record of value creation in portfolio companies operating in the public markets. Adit Ventures offers curated and professionally managed access to equity in private firms that the principals believe are driving today’s market and shaping tomorrow’s economy. A family-owned firm with over a century of combined financial experience, Adit Ventures is a team of professionals committed to investments that create positive change. More information on how Adit is helping build a portfolio of private growth emerging market leaders can be found at www.AditVentures.com.

About Adit EdTech

Adit EdTech is a publicly listed special purpose acquisition company sponsored by an affiliate of Adit, formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Adit EdTech’s strategy is to focus on companies which offer an opportunity for stockholder value creation through the combination of (i) an attractive valuation entry point, (ii) a clear plan to unlock incremental value through operational and/or strategic improvements and (iii) a clear path to bring the target company to the public market and implement best-in-class public company governance. Its CEO, David Shrier, has published multiple books about blockchain and fintech, created the global online fintech and blockchain programs for the Massachusetts Institute of Technology and the University of Oxford, and serves as a non-executive director of blockchain infrastructure company Copper Technologies. Adit EdTech’s CFO, John D’Agostino, founded and leads the AIMA Digital Asset Working Group, is Chair of the of the UK Government’s Department International Trade’s Asset Management Working Group, and is Fellow of the AIF Global Financial Innovation Institute. Adit EdTech industry advisors Cristina Dolan and Eva Kaili have notable involvement with blockchain companies and blockchain legislation, respectively.

Additional Information and Where to Find It

This press release relates to a proposed transaction between Adit EdTech and GRIID. This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of GRIID, the combined company or Adit EdTech, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Adit EdTech intends to file a proxy statement with the SEC. A proxy statement will be sent to all Adit EdTech stockholders. Adit EdTech also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of Adit EdTech are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by Adit EdTech through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

GRIID, Adit EdTech and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Adit EdTech’s directors and executive officers is available in Adit EdTech’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on April 15, 2021. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This press release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or by variations of such words or by similar expressions. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of Adit EdTech’s securities, (ii) the risk that the transaction may not be completed by Adit EdTech’s business combination deadline and the risk that Adit EdTech may not obtain an extension of the business combination deadline if sought by Adit EdTech, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Adit EdTech and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (vi) the effect of the announcement or pendency of the transaction on GRIID’s business relationships, operating results, and business generally and on Adit EdTech’s stock price, (vii) risks that the proposed transaction disrupts current plans and operations of GRIID and potential difficulties in GRIID employee retention as a result of the transaction, (viii) the outcome of any legal proceedings that may be instituted against GRIID or against Adit EdTech related to the merger agreement or the proposed transaction, (ix) the ability to maintain the listing of Adit EdTech’s securities on a national securities exchange, (x) the price of Adit EdTech’s securities, which may be volatile due to a variety of factors, including changes in the competitive and regulated] industries in which Adit EdTech plans to operate or GRIID operates, variations in operating performance across competitors, changes in laws and regulations affecting Adit EdTech’s or GRIID’s business, and changes in the combined capital structure, (xi) GRIID’s inability to implement its business plan or meet or exceed its financial projections, (xii) changes in general economic conditions, including as a result of the COVID-19 pandemic, and (xiii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities. The foregoing list of factors is not exhaustive. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Adit EdTech’s Annual Report on Form 10-K for the year ended December 31, 2020, and other filings made with the SEC and that are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on GRIID, Adit EdTech or their respective businesses or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this press release. These forward looking statements speak only as of the date of this press release. Except as required by law, neither GRIID nor Adit EdTech undertakes any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Adit EdTech, GRIID or the combined company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

For investor inquiries regarding Adit EdTech and affiliates, please contact:

John J. D’Agostino

Chief Financial Officer

dagostino@aditedtech.com

For inquiries regarding GRIID, please contact:

Susan Donahue

Skyya PR for GRIID

ph: (646) 454-9378

susan.donahue@skyya.com